Exhibit 99.1

McKESSON REPORTS FISCAL 2022 FOURTH-QUARTER AND FULL-YEAR RESULTS
Fourth-Quarter Highlights:
•Total revenues of $66.1 billion increased 12%.
•Earnings per diluted share from continuing operations of $2.48 decreased $1.67.
•Adjusted Earnings per Diluted Share of $5.83 increased 15%.
•Adjusted Earnings per Diluted Share increased 21% excluding certain items1.
Full-Year Highlights:
•Total revenues of $264.0 billion increased 11%.
•Earnings per diluted share from continuing operations of $7.26 increased $35.52.
•Adjusted Earnings per Diluted Share of $23.69 increased 38%.
•Adjusted Earnings per Diluted Share increased 31% excluding certain items1.
•Cash flow from operations of $4.4 billion and Free Cash Flow of $3.9 billion.
Fiscal 2023 Outlook:
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance range of $22.90 to $23.60.
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $0.20 to $0.60 of impacts attributable to the following:
◦$0.05 to $0.25 related to the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs; and $0.15 to $0.35 related to COVID-19 tests.
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance excluding the impacts of the above items from both fiscal 2023 guidance and fiscal 2022 results and $0.47 related to net gains associated with McKesson Ventures' equity investments in fiscal 2022, indicates 9% to 14% forecasted growth compared to prior year.
IRVING, Texas, May 5, 2022 - McKesson Corporation (NYSE:MCK) today reported results for the fourth-quarter and fiscal year ended March 31, 2022.
Fiscal 2022 Fourth-Quarter and Full-Year Result Summary

	Fourth-Quarter			Full-Year
($ in millions, except per share amounts)	FY22	FY21	Change	FY22	FY21	Change
Revenues	$66,102	$59,142	12%	$263,966	$238,228	11%
Income (loss) from Continuing Operations [2]	370	666	(44)	1,119	(4,538)	125
Adjusted Earnings [2,3]	870	810	7	3,652	2,788	31
Earnings (loss) per Diluted Share [2]	2.48	4.15	(40)	7.26	(28.26)	126
Adjusted Earnings per Diluted Share [2,3]	5.83	5.05	15	23.69	17.21	38
[1] Certain items refer to the impacts attributable to the U.S. government's COVID-19 vaccine distribution of $0.29 in Q4 FY21, $0.06 in Q4 FY22, $0.35 in FY21, and $0.89 in FY22; kitting, storage, and distribution of ancillary supplies of $0.21 in Q4 FY21, $0.20 in Q4 FY22, $0.35 in FY21, and $0.90 in FY22; COVID-19 tests of $0.29 in Q4 FY21, $0.22 in Q4 FY22, $0.86 in FY21, and $0.88 in FY22; impairments for personal protective equipment (PPE) and related products of ($0.40) in Q4 FY21 and ($0.62) in FY21; and net gains associated with McKesson Ventures' equity investments of $0.21 in Q4 FY21, ($0.03) in Q4 FY22, $0.60 in FY21, and $0.47 in FY22.
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

"McKesson delivered strong financial performance in fiscal 2022," said Brian Tyler, chief executive officer. "Our transformation to a diversified healthcare services company is underway and our strategy is working.”

“We are encouraged by the growth in our strategic pillars of oncology and biopharma services, and the strength in our core North American distribution businesses,” Mr. Tyler continued. "Our results reflect the unwavering commitment of our employees and their resilience to deliver for our customers, patients, our communities, and our shareholders. We are excited about the opportunities ahead of us to advance healthcare outcomes for all in fiscal 2023 and beyond."

Fourth-quarter revenues were $66.1 billion, an increase of 12% from a year ago, and full-year revenues were $264.0 billion, an increase of 11%, primarily driven by growth in the U.S. Pharmaceutical segment, due to increased volumes of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.

Fourth-quarter earnings per diluted share from continuing operations was $2.48 compared to $4.15 a year ago, a decrease of $1.67. Full-year earnings per diluted share from continuing operations was $7.26 compared to a loss per diluted share of ($28.26) a year ago, an increase of $35.52 due to a prior year pre-tax charge of $8.1 billion expense accrual related to the opioid litigation.

Fourth-quarter Adjusted Earnings per Diluted Share was $5.83 compared to $5.05 a year ago, an increase of 15%, driven by growth across the business and a lower share count. Full-year Adjusted Earnings per Diluted Share was $23.69 compared to $17.21 a year ago, an increase of 38%, driven by strong operating performance across the segments, the contribution from COVID-19 vaccine distribution, kitting, and storage programs with the U.S. government, and a lower share count.

For the full year, McKesson returned $3.8 billion of cash to shareholders, which included $3.5 billion of common stock repurchases and $277 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $4.4 billion, and invested $535 million in capital expenditures, resulting in Free Cash Flow of $3.9 billion.

Business Highlights
•In fiscal 2022, McKesson announced a planned exit from the European market, exemplifying its commitment to streamline the business and prioritizing investments in areas that are central to the long-term growth strategy.
◦On July 7, 2021, McKesson announced an agreement to sell certain McKesson Europe businesses in France, Italy, Ireland, Portugal, Belgium, and Slovenia to the PHOENIX Group. The transaction is expected to close in the second half of fiscal 2023.
◦On November 1, 2021, McKesson announced an agreement to sell its UK businesses to AURELIUS. The transaction closed on April 6, 2022.
◦On November 30, 2021, McKesson announced an agreement to sell the remaining share of its German joint venture to Walgreens Boots Alliance. The transaction closed on January 31, 2022.
◦On December 20, 2021, McKesson announced an agreement to sell its Austrian business to Quadrifolia Management GmbH. The transaction closed on January 31, 2022.
◦Norway and Denmark remain the only countries that McKesson has not entered into agreements to sell.
•McKesson continued to expand its differentiated Oncology and Biopharma ecosystems, further demonstrating the significant progress against its company priorities.

◦McKesson's proprietary oncology-focused software suite has documented approximately 10 million patient visits in the last year, helping to advance cancer care within the Oncology ecosystem.
◦Within the Biopharma ecosystem, McKesson helped patients save more than $6 billion on brand and specialty medications.
•McKesson played a leading role in the fight against COVID-19. Through March 31, 2022:
◦U.S. Pharmaceutical successfully shipped over 380 million COVID-19 vaccines to administration sites across the U.S. and in support of the U.S. government's international donation mission.
◦Medical-Surgical Solutions assembled enough kits to support the administration of more than 1.2 billion doses of COVID-19 vaccines.
◦Medical-Surgical Solutions distributed more than 135 million COVID-19 tests to physicians' offices and other alternate healthcare sites.

U.S. Pharmaceutical Segment
Fourth-Quarter
•Revenues were $53.7 billion, an increase of 14%, driven by increased volume of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.
•Segment Operating Profit was $693 million. Adjusted Segment Operating Profit was $780 million, a decrease of 4%, driven by lower demand of COVID-19 vaccine distribution, partially offset by growth in distribution of specialty products to providers and health systems. Excluding the impact of COVID-19 vaccine distribution, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 2%.
Full-Year
•Revenues were $212.1 billion, an increase of 12%, driven by increased volumes of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.
•Segment Operating Profit was $2.9 billion. Adjusted Segment Operating Profit was $2.9 billion, an increase of 8%, driven by growth in distribution of specialty products to providers and health systems and contribution from COVID-19 vaccine distribution.

Prescription Technology Solutions Segment
Fourth-Quarter
•Revenues were $1.0 billion, an increase of 29%, driven by volume growth related to biopharma services, including third-party logistics services and increased technology service revenue, partially resulting from the growth of prescription volumes.
•Segment Operating Profit was $139 million. Adjusted Segment Operating Profit was $162 million, an increase of 11%, driven by growth from access and adherence solutions.
Full-Year
•Revenues were $3.9 billion, an increase of 34%, driven by volume growth related to biopharma services, including third-party logistics services and increased technology service revenue.
•Segment Operating Profit was $500 million. Adjusted Segment Operating Profit was $590 million, an increase of 26%, driven by growth from access and adherence solutions.

Medical-Surgical Solutions Segment
Fourth-Quarter
•Revenues were $2.9 billion, an increase of 6%, driven by growth and improvements in the primary care business.
•Segment Operating Profit was $280 million. Adjusted Segment Operating Profit was $298 million, an increase of 55%, driven by prior year inventory charges on PPE and related products as well as growth and improvements in the primary care business.
Full-Year
•Revenues were $11.6 billion, an increase of 15%, driven by growth and improvements in the primary care business and the contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $959 million. Adjusted Segment Operating Profit was $1.2 billion, an increase of 50%, driven by growth and improvements in the primary care business, prior year inventory charges on PPE and related products, and the contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by increased labor expenses.

International Segment
Fourth-Quarter
•Revenues were $8.5 billion. On an FX-Adjusted basis, revenues were $8.8 billion, an increase of 3%, driven by the sales to new customers in the Canadian business and year-over-year volume recovery from COVID-19, partially offset by the divestiture of McKesson's Austrian business, which was closed during the fourth quarter of fiscal 2022.
•Segment Operating Loss was $207 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $152 million, an increase of 10%, driven by the reduction of depreciation and amortization on European assets under agreements to sell and increased volumes in the pharmaceutical distribution business, including COVID-19 vaccines, tests, and PPE.
Full-Year
•Revenues were $36.3 billion. On an FX-Adjusted basis, revenues were $35.4 billion, a decrease of 2%, driven by the contribution of McKesson's German pharmaceutical wholesale business to a joint venture with Walgreens Boots Alliance, partially offset by year-over-year volume recovery from COVID-19 and sales to new customers in the Canadian business.
•Segment Operating Loss was $968 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $681 million, an increase of 40%, driven by increased volumes in the pharmaceutical distribution business, including COVID-19 vaccines, tests, and PPE, and the reduction of depreciation and amortization on European assets under agreements to sell.

Corporate Responsibility Updates
•On February 25, 2022, McKesson announced the approval of the proposed opioid settlement agreement with 46 of 49 eligible states, as well as the District of Columbia and all eligible territories.
•McKesson accomplished a significant refresh of the Board of Directors in fiscal 2022:
◦McKesson completed a smooth transition as Donald R. Knauss became independent chair of McKesson's Board of Directors on April 1, 2022.
◦W. Roy Dunbar joined McKesson's Board of Directors as a new director and member of the Audit and Governance Committees effective April 1, 2022.
◦James H. Hinton joined McKesson's Board of Directors as a new director and member of the Compliance and Governance Committees effective January 13, 2022.

◦Kathleen Wilson-Thompson joined McKesson's Board of Directors as a new director and member of the Compensation and Governance Committees effective January 13, 2022.
◦Dr. Richard H. Carmona joined McKesson's Board of Directors as an independent director and member of the Compensation and Compliance Committees effective September 6, 2021.
•McKesson received multiple awards and acknowledgements for its diversity, equity, and inclusion achievements. McKesson continues to build a diverse workplace by expanding representation of women and people of color in leadership roles.
•McKesson submitted science-based targets to the Science Based Targets initiative (SBTi) for official validation in fourth quarter fiscal 2022. McKesson remains committed to establishing science-based greenhouse gas emissions reduction targets that are intended to meet SBTi's standards.

Fiscal 2023 Outlook
McKesson continues its focused execution on company priorities including its planned exit from the European market. For fiscal 2023, McKesson expects Adjusted Earnings per Diluted Share of $22.90 to $23.60 to reflect continued operating momentum and a balanced approach to capital deployment.

Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $0.20 to $0.60 of impacts attributable to the following:
•$0.05 to $0.25 related to the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs; and $0.15 to $0.35 related to COVID-19 tests;

Fiscal 2023 Adjusted Earnings per Diluted Share guidance excluding the impacts of the above items from both fiscal 2023 guidance and fiscal 2022 results and $0.47 related to net gains associated with McKesson Ventures' equity investments in fiscal 2022, indicates 9% to 14% forecasted growth compared to prior year.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Thursday, May 5th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•Bank of America Healthcare Conference, May 12, 2022
Audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Loss on Debt Extinguishment, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects,” “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial outlook, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in achieving our strategic growth objectives; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; our use of third party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by inflation, an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to COVID-19 vaccination mandates and to vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Years Ended March 31,
	2022	2021	Change	2022	2021	Change
Revenues	$66,102	$59,142	12%	$263,966	$238,228	11%
Cost of sales	(62,784)	(55,845)	12	(250,836)	(226,080)	11
Gross profit	3,318	3,297	1	13,130	12,148	8
Selling, distribution, general, and administrative expenses	(2,531)	(2,224)	14	(10,537)	(8,849)	19
Claims and litigation charges, net	(81)	—	—	(274)	(7,936)	(97)
Goodwill impairment charges	—	—	—	—	(69)	(100)
Restructuring, impairment, and related charges, net	(73)	(63)	16	(281)	(334)	(16)
Total operating expenses	(2,685)	(2,287)	17	(11,092)	(17,188)	(35)
Operating income (loss)	633	1,010	(37)	2,038	(5,040)	140
Other income, net	57	71	(20)	259	223	16
Loss on debt extinguishment	—	—	—	(191)	—	—
Interest expense	(43)	(52)	(17)	(178)	(217)	(18)
Income (loss) from continuing operations before income taxes	647	1,029	(37)	1,928	(5,034)	138
Income tax benefit (expense)	(240)	(316)	(24)	(636)	695	(192)
Income (loss) from continuing operations	407	713	(43)	1,292	(4,339)	130
Loss from discontinued operations, net of tax	(2)	—	—	(5)	(1)	400
Net income (loss)	405	713	(43)	1,287	(4,340)	130
Net income attributable to noncontrolling interests	(37)	(47)	(21)	(173)	(199)	(13)
Net income (loss) attributable to McKesson Corporation	$368	$666	(45)%	$1,114	$(4,539)	125%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$2.48	$4.15	(40)%	$7.26	$(28.26)	126%
Discontinued operations	(0.01)	—	—	(0.03)	—	—
Total	$2.47	$4.15	(40)%	$7.23	$(28.26)	126%

Basic
Continuing operations	$2.51	$4.19	(40)%	$7.35	$(28.26)	126%
Discontinued operations	(0.01)	—	—	(0.03)	—	—
Total	$2.50	$4.19	(40)%	$7.32	$(28.26)	126%

Dividends declared per common share	$0.47	$0.42		$1.83	$1.67

Weighted-average common shares outstanding
Diluted	149.2	160.5	(7)%	154.1	160.6	(4)%
Basic	147.2	158.8	(7)	152.3	160.6	(5)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the year ended March 31, 2021 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2022 and 2021 as well as our
Annual Report on Form 10-K for fiscal 2022 and 2021.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Years Ended March 31,
	2022	2021	Change	2022	2021	Change
Income (loss) from continuing operations (GAAP)	$407	$713	(43)%	$1,292	$(4,339)	130%
Net income attributable to noncontrolling interests (GAAP)	(37)	(47)	(21)	(173)	(199)	(13)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	370	666	(44)	1,119	(4,538)	125
Pre-tax adjustments:
Amortization of acquisition-related intangibles	70	102	(31)	333	423	(21)
Transaction-related expenses and adjustments (1) (2) (3) (4)	234	22	964	1,577	106	—
LIFO inventory-related adjustments	56	77	(27)	(23)	(38)	(39)
Gains from antitrust legal settlements	—	(181)	(100)	(46)	(181)	(75)
Restructuring, impairment, and related charges, net (5)	73	63	16	281	337	(17)
Claims and litigation charges, net (6) (7) (8) (9) (10)	81	—	—	274	7,936	(97)
Other adjustments, net (11) (12) (13) (14)	—	—	—	347	124	180
Income tax effect on pre-tax adjustments	(14)	61	(123)	(210)	(1,377)	(85)
Net income attributable to noncontrolling interests effect on other adjustments, net (13)	—	—	—	—	(4)	(100)
Adjusted Earnings (Non-GAAP)	$870	$810	7%	$3,652	$2,788	31%

Diluted weighted-average common shares outstanding	149.2	160.5	(7)%	154.1	162.0	(5)%

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$2.48	$4.15	(40)%	$7.26	$(28.26)	126%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.36	0.51	(29)	1.69	2.02	(16)
Transaction-related expenses and adjustments	1.82	0.13	—	10.40	0.62	—
LIFO inventory-related adjustments	0.28	0.36	(22)	(0.11)	(0.17)	(35)
Gains from antitrust legal settlements	—	(0.84)	(100)	(0.22)	(0.83)	(73)
Restructuring, impairment, and related charges, net	0.39	0.30	30	1.46	1.71	(15)
Claims and litigation charges, net	0.51	0.45	13	1.54	41.22	(96)
Other adjustments, net	(0.01)	(0.01)	—	1.67	0.66	153
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$5.83	$5.05	15%	$23.69	$17.21	38%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the year ended March 31, 2021 using a weighted average of 160.6 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the year ended March 31, 2021 on a fully diluted basis, using a weighted average of 162.0 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any footing differences in those items are due to different weighted average share counts. This methodology results in a per share difference of $0.24 for the year ended March 31, 2021.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three months and year ended March 31, 2022 was $5.84 and $23.60, respectively, which excludes the foreign currency exchange effect of $0.01 and $0.09, respectively.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Years Ended March 31,
	2022	2021	Change	2022	2021	Change
Gross profit (GAAP)	$3,318	$3,297	1%	$13,130	$12,148	8%
Pre-tax adjustments:
LIFO inventory-related adjustments	56	77	(27)	(23)	(38)	(39)
Gains from antitrust legal settlements	—	(181)	(100)	(46)	(181)	(75)
Restructuring, impairment, and related charges, net	—	—	—	—	3	(100)
Other adjustments, net (12)	—	—	—	147	—	—
Adjusted Gross Profit (Non-GAAP)	$3,374	$3,193	6%	$13,208	$11,932	11%

Total operating expenses (GAAP)	$(2,685)	$(2,287)	17%	$(11,092)	$(17,188)	(35)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	70	101	(31)	332	422	(21)
Transaction-related expenses and adjustments (1) (2) (3) (4)	276	21	—	1,619	105	—
Restructuring, impairment, and related charges, net (5)	73	63	16	281	334	(16)
Claims and litigation charges, net (6) (7) (8) (9) (10)	81	—	—	274	7,936	(97)
Other adjustments, net (12) (13) (14)	—	1	(100)	9	124	(93)
Adjusted Operating Expenses (Non-GAAP)	$(2,185)	$(2,101)	4%	$(8,577)	$(8,267)	4%

Other income, net (GAAP)	$57	$71	(20)%	$259	$223	16%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	1	(100)	1	1	—
Transaction-related expenses and adjustments (4)	(42)	1	—	(42)	1	—
Other adjustments, net	—	(1)	(100)	—	—	—
Adjusted Other Income (Non-GAAP)	$15	$72	(79)%	$218	$225	(3)%

Loss on debt extinguishment (GAAP)	$—	$—	—%	$(191)	$—	—%
Pre-tax adjustments:
Other adjustments, net (11)	—	—	—	191	—	—
Adjusted Loss on Debt Extinguishment (Non-GAAP)	$—	$—	—%	$—	$—	—%

Income tax benefit (expense) (GAAP)	$(240)	$(316)	(24)%	$(636)	$695	(192)%
Tax adjustments:
Amortization of acquisition-related intangibles	(16)	(20)	(20)	(72)	(95)	(24)
Transaction-related expenses and adjustments	37	(1)	—	26	(6)	533
LIFO inventory-related adjustments	(14)	(20)	(30)	6	10	(40)
Gains from antitrust legal settlements	—	47	(100)	12	47	(74)
Restructuring, impairment, and related charges, net	(15)	(16)	(6)	(56)	(60)	(7)
Claims and litigation charges, net	(4)	72	(106)	(37)	(1,259)	(97)
Other adjustments, net	(2)	(1)	100	(89)	(14)	536
Adjusted Income Tax Expense (Non-GAAP)	$(254)	$(255)	—%	$(846)	$(682)	24%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Loss on Debt Extinguishment (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022			2021			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$53,678	$—	$53,678	$47,042	$—	$47,042	$—	$53,678	$—	$53,678	14%		14%		14%		14%
Prescription Technology Solutions	1,020	—	1,020	789	—	789	—	1,020	—	1,020	29		29		29		29
Medical-Surgical Solutions	2,874	—	2,874	2,711	—	2,711	—	2,874	—	2,874	6		6		6		6
International	8,530	—	8,530	8,600	—	8,600	313	8,843	313	8,843	(1)		(1)		3		3
Revenues	$66,102	$—	$66,102	$59,142	$—	$59,142	$313	$66,415	$313	$66,415	12%		12%		12%		12%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical	$693	$87	$780	$892	$(79)	$813	$—	$693	$—	$780	(22)%		(4)%		(22)%		(4)%
Prescription Technology Solutions	139	23	162	125	21	146	—	139	—	162	11		11		11		11
Medical-Surgical Solutions	280	18	298	171	21	192	—	280	—	298	64		55		64		55
International (1) (3) (4)	(207)	354	147	76	62	138	(18)	(225)	5	152	(372)		7		(396)		10
Subtotal	905	482	1,387	1,264	25	1,289	(18)	887	5	1,392	(28)		8		(30)		8
Corporate expenses, net (3) (6)	(215)	32	(183)	(183)	58	(125)	—	(215)	—	(183)	17		46		17		46
Income from continuing operations before interest expense and income taxes	$690	$514	$1,204	$1,081	$83	$1,164	$(18)	$672	$5	$1,209	(36)%		3%		(38)%		4%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.29%		1.45%	1.90%		1.73%		1.29%		1.45%	(61)	bp	(28)	bp	(61)	bp	(28)	bp
Prescription Technology Solutions	13.63		15.88	15.84		18.50		13.63		15.88	(221)		(262)		(221)		(262)
Medical-Surgical Solutions	9.74		10.37	6.31		7.08		9.74		10.37	343		329		343		329
International	(2.43)		1.72	0.88		1.60		(2.54)		1.72	(331)		12		(342)		12
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Years Ended March 31,
	2022			2021			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$212,149	$—	$212,149	$189,274	$—	$189,274	$—	$212,149	$—	$212,149	12%		12%	12%		12%
Prescription Technology Solutions	3,864	—	3,864	2,890	—	2,890	—	3,864	—	3,864	34		34	34		34
Medical-Surgical Solutions	11,608	—	11,608	10,099	—	10,099	—	11,608	—	11,608	15		15	15		15
International	36,345	—	36,345	35,965	—	35,965	(979)	35,366	(979)	35,366	1		1	(2)		(2)
Revenues	$263,966	$—	$263,966	$238,228	$—	$238,228	$(979)	$262,987	$(979)	$262,987	11%		11%	10%		10%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical (14)	$2,879	$53	$2,932	$2,763	$(46)	$2,717	$—	$2,879	$—	$2,932	4%		8%	4%		8%
Prescription Technology Solutions	500	90	590	395	72	467	—	500	—	590	27		26	27		26
Medical-Surgical Solutions (12)	959	245	1,204	707	98	805	—	959	—	1,204	36		50	36		50
International (1) (2) (3) (4) (13)	(968)	1,670	702	(37)	522	485	(30)	(998)	(21)	681	—		45	—		40
Subtotal	3,370	2,058	5,428	3,828	646	4,474	(30)	3,340	(21)	5,407	(12)		21	(13)		21
Corporate expenses, net (3) (6) (7) (8) (9) (10)	(1,073)	494	(579)	(8,645)	8,061	(584)	3	(1,070)	3	(576)	(88)		(1)	(88)		(1)
Income (loss) from continuing operations before interest expense and income taxes	$2,297	$2,552	$4,849	$(4,817)	$8,707	$3,890	$(27)	$2,270	$(18)	$4,831	148%		25%	147%		24%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.36%		1.38%	1.46%		1.44%		1.36%		1.38%	(10)	bp	(6) bp	(10)	bp	(6) bp
Prescription Technology Solutions	12.94		15.27	13.67		16.16		12.94		15.27	(73)		(89)	(73)		(89)
Medical-Surgical Solutions	8.26		10.37	7.00		7.97		8.26		10.37	126		240	126		240
International	(2.66)		1.93	(0.10)		1.35		(2.82)		1.93	(256)		58	(272)		58
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2022	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$3,532	$6,278
Receivables, net	18,583	19,181
Inventories, net	18,702	19,246
Assets held for sale	4,516	12
Prepaid expenses and other	898	665
Total current assets	46,231	45,382
Property, plant, and equipment, net	2,092	2,581
Operating lease right-of-use assets	1,548	2,100
Goodwill	9,451	9,493
Intangible assets, net	2,059	2,878
Other non-current assets	1,917	2,581
Total assets	$63,298	$65,015

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY (DEFICIT)
Current liabilities
Drafts and accounts payable	$38,086	$38,975
Current portion of long-term debt	799	742
Current portion of operating lease liabilities	297	390
Liabilities held for sale	4,741	9
Other accrued liabilities	4,543	3,987
Total current liabilities	48,466	44,103
Long-term debt	5,080	6,406
Long-term deferred tax liabilities	1,418	1,411
Long-term operating lease liabilities	1,366	1,867
Long-term litigation liabilities	7,220	8,067
Other non-current liabilities	1,540	1,715
Redeemable noncontrolling interests	—	1,271
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 275 and 273 shares issued at March 31, 2022 and March 31, 2021, respectively	2	2
Additional paid-in capital	7,275	6,925
Retained earnings	9,030	8,202
Accumulated other comprehensive loss	(1,534)	(1,480)
Treasury shares, at cost, 130 and 115 shares at March 31, 2022 and March 31, 2021, respectively	(17,045)	(13,670)
Total McKesson Corporation stockholders’ deficit	(2,272)	(21)
Noncontrolling interests	480	196
Total equity (deficit)	(1,792)	175
Total liabilities, redeemable noncontrolling interests, and equity (deficit)	$63,298	$65,015

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Years Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$1,287	$(4,340)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	279	321
Amortization	481	566
Goodwill and long-lived asset impairment charges	175	242
Deferred taxes	34	(908)
Credits associated with last-in, first-out inventory method	(23)	(38)
Non-cash operating lease expense	241	334
Gain from sales of businesses and investments	(132)	(9)
European businesses held for sale	1,509	—
Other non-cash items	501	188
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,843)	1,145
Inventories	(1,169)	(2,276)
Drafts and accounts payable	2,802	1,267
Operating lease liabilities	(356)	(362)
Taxes	243	(166)
Litigation liabilities	199	8,067
Other	206	511
Net cash provided by operating activities	4,434	4,542

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(388)	(451)
Capitalized software expenditures	(147)	(190)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(6)	(35)
Proceeds from sales of businesses and investments, net	578	400
Other	(126)	(139)
Net cash used in investing activities	(89)	(415)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	11,192	6,323
Repayments of short-term borrowings	(11,192)	(6,323)
Proceeds from issuances of long-term debt	498	500
Repayments of long-term debt	(1,648)	(1,040)
Payments for debt extinguishments	(184)	—
Common stock transactions:
Issuances	220	92
Share repurchases	(3,516)	(742)
Dividends paid	(277)	(276)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	(1,031)	(49)
Other	(383)	(178)
Net cash used in financing activities	(6,321)	(1,693)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	55	(61)
Cash, cash equivalents, and restricted cash classified within Assets held for sale	(540)	—
Net decrease in cash, cash equivalents, and restricted cash	(2,461)	2,373
Cash, cash equivalents, and restricted cash at beginning of period	6,396	4,023
Cash, cash equivalents, and restricted cash at end of period	3,935	6,396
Less: Restricted cash at end of period included in Prepaid expenses and other	(403)	(118)
Cash and cash equivalents at end of period	$3,532	$6,278

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Years Ended March 31,
	2022	2021	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$4,434	$4,542	(2)%
Net cash used in investing activities	(89)	(415)	(79)
Net cash used in financing activities	(6,321)	(1,693)	273
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	55	(61)	190
Cash, cash equivalents, and restricted cash classified within Assets held for sale	(540)	—	—
Net decrease in cash, cash equivalents, and restricted cash	$(2,461)	$2,373	(204)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$4,434	$4,542	(2)%
Payments for property, plant, and equipment	(388)	(451)	(14)
Capitalized software expenditures	(147)	(190)	(23)
Free Cash Flow (Non-GAAP)	$3,899	$3,901	—%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 3
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three months ended March 31, 2022 includes charges of $343 million (pre-tax and after-tax) primarily due to an amendment to the agreement at a lower purchase price to sell our retail and distribution businesses in the United Kingdom to AURELIUS within International. Transaction-related expenses and adjustments for the year ended March 31, 2022 includes charges of $1.2 billion (pre-tax and after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell our retail and distribution businesses in the United Kingdom to AURELIUS primarily within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the year ended March 31, 2022 includes a gain of $59 million (pre-tax and after-tax) related to the sale of our Canadian health benefit claims management and plan administrative services business within International. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three months and year ended March 31, 2022 includes pre-tax credits of $79 million ($72 million after-tax) and pre-tax net charges $438 million ($431 million after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our European businesses to the PHOENIX Group and to impair certain internal-use software that will not be utilized in the future. Pre-tax credits of $62 million ($54 million after-tax) and pre-tax net charges of $55 million ($53 million after-tax) for the three months and year ended March 31, 2022, respectively, primarily related to the effect of accumulated other comprehensive income balances associated with the disposal group are included within Corporate expenses, net. Credits of $17 million (pre-tax and after-tax) and pre-tax net charges of $383 million ($379 million after-tax) for the three months and year ended March 31, 2022, respectively, primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, to impair certain internal-use software that will not be utilized in the future, and the effect of accumulated other comprehensive income balances associated with the disposal group are included within International. These credits and net charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Transaction-related expenses and adjustments for the three months and year ended March 31, 2022 includes a pre-tax gain of $42 million ($33 million after-tax) related to the sale of our non-controlling interest in a joint venture within International. McKesson no longer holds an interest in the joint venture following the transaction. Transaction-related expenses and adjustments for the year ended March 31, 2021 includes charges of $58 million (pre-tax and after-tax), to remeasure assets and liabilities held for sale to fair value less costs to sell related to the contribution of the majority of our German pharmaceutical wholesale business to create a joint venture in which McKesson has a non-controlling interest within International. On November 2, 2020, McKesson announced the completion of the creation of the joint venture. This gain is included under "other income, net" and these charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Restructuring, impairment, and related charges, net for the three months ended March 31, 2022 includes pre-tax charges of $73 million ($58 million after-tax) primarily for our Europe and Canada businesses as well as Corporate expenses, net. The year ended March 31, 2022 includes pre-tax charges of $281 million ($225 million after-tax) primarily for Corporate expenses, net as well as our Canada and Europe businesses. The three months and year ended March 31, 2021 includes pre-tax charges of $63 million ($47 million after-tax) and $334 million ($275 million after-tax), respectively, primarily for our Europe and Canada businesses as well as Corporate expenses, net. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the year ended March 31, 2021 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 3

FINANCIAL STATEMENT NOTES (continued)

(6)Claims and litigation charges, net for the three months and year ended March 31, 2022 includes pre-tax charges of $81 million ($77 million after-tax) related to our estimated liability for opioid-related claims of various government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(7)Claims and litigation charges, net for the year ended March 31, 2022 includes pre-tax charges of $112 million ($93 million after-tax) related to our estimated liability for opioid-related claims of government entities, including Native American tribes, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)Claims and litigation charges, net for the year ended March 31, 2022 includes a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, and a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Claims and litigation charges, net for the year ended March 31, 2021 includes a pre-tax charge of $8.1 billion ($6.8 billion after-tax) related to our estimated liability for opioid-related claims of states, their political subdivisions, and other government entities, within Corporate expenses, net. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Claims and litigation charges, net for the year ended March 31, 2021 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Other adjustments, net for the year ended March 31, 2022 includes a pre-tax loss of $191 million ($141 million after-tax) on debt extinguishment related to our July 2021 tender offer to redeem a portion of our existing debt. This charge is included under "loss on debt extinguishment" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(12)Other adjustments, net for the year ended March 31, 2022 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges are driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations or otherwise dispose. A portion of this inventory was committed for donation during our first quarter of fiscal 2022, which was delivered during the fiscal year. Due to the nature of this expected in-kind donation of inventory in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer plan to sell and instead plan to donate or otherwise dispose, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the already committed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

3 of 3

FINANCIAL STATEMENT NOTES (continued)

(13)Other adjustments, net for the year ended March 31, 2021 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(14)Other adjustments, net for the year ended March 31, 2021 includes a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. On October 4, 2021, the U.S. Supreme Court denied further review, and, as a result, we anticipate facing liability under the OSA for calendar years 2017 and 2018. We believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Loss on Debt Extinguishment (Non-GAAP): We define Adjusted Loss on Debt Extinguishment as GAAP loss on debt extinguishment, excluding other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.